Restricted Stock Unit Agreement

Non-Employee Director

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) is made as of [DATE] (the “Grant Date”) by and between Perdoceo Education Corporation, a Delaware corporation (the “Company”), and [PARTICIPANT NAME] (the “Participant”).

Preliminary Recitals

1.
The Participant is a Non-Employee Director on the Board of Directors of the Company.

2.
Pursuant to the Perdoceo Education Corporation 2026 Long-Term Incentive Plan, as in effect and as amended from time to time (the “Plan”), the Company desires to grant an award of Restricted Stock Units to the Participant, subject to the terms and conditions set forth below and in the Plan.

3.
Capitalized terms not otherwise defined in this Agreement shall have the meaning given to them in the Plan.

NOW, THEREFORE, the Company and the Participant agree as follows:

1.
Grant of Restricted Stock Units. Pursuant to Section 7 of the Plan, the Company hereby grants to the Participant [NUMBER] Restricted Stock Units, on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan (the “Restricted Stock Unit Award”).

2.
Vesting. Subject to the Participant’s continued employment or service with the Company or an Affiliate (the “Services”) through [DATE] (the “Vesting Date”) (the period from the Grant Date through the Vesting Date, the “Restricted Period”), the Restricted Stock Unit Award shall vest in one installment on the Vesting Date.

3.
Termination of the Services. The foregoing vesting schedule notwithstanding:

(a)
Termination Due to Death or Disability. If the Services are terminated due to the Participant’s death or Disability, the unvested portion of the Restricted Stock Unit Award shall become immediately vested as of the effective date of such termination, subject to the timely execution and non-revocation by the Participant or the Participant’s executors, administrators, guardian or legal representative, as applicable, of a release of claims in favor of the Company, all Affiliates, and all of their respective officers, directors, employees, members, shareholders, affiliates, agents, successors and assigns, in a form reasonably satisfactory to the Company. Failure to satisfy the foregoing requirements shall result in forfeiture of such unvested portion of the Restricted Stock Unit Award.

(b)
Termination Due to Failure to be Nominated or Stand for Reelection. If the Services are terminated at the time of the Company’s [YEAR] annual meeting of stockholders due to the Participant’s failure to be nominated for, or refusal to stand for, reelection as a Director at such annual meeting, the unvested portion of the Restricted Stock Unit Award shall vest on the Vesting Date, subject to the timely execution and non-revocation by the Participant of a release of claims in favor of the Company, all Affiliates, and all of their respective officers, directors, employees, members, shareholders, affiliates, agents, successors and assigns, in a form reasonably satisfactory to the Company. Failure to satisfy the foregoing requirements shall result in forfeiture of such unvested portion of the Restricted Stock Unit Award.

(c)
Termination for Cause. Notwithstanding anything herein to the contrary, and except as the Committee may otherwise determine in its sole discretion, in the event that the Services are terminated by the Company or an Affiliate for Cause, both the unvested and vested portion of the Restricted Stock Unit Award shall be forfeited without the payment of consideration therefor, to the extent permissible under applicable law.

(d)
Termination for Any Other Reason. Notwithstanding anything herein to the contrary, and except as may be provided in an employment or consulting or similar services agreement or in any other agreement with the Company or an Affiliate, or as the Committee may otherwise determine in its sole discretion, in the event that the Services are terminated by the Company or an Affiliate without Cause, by the Participant for any reason other than the circumstances described in Section 3(b) above, or for any other reason not specified in this Section 3, the unvested portion of the Restricted Stock Unit Award shall be forfeited without the payment of consideration therefor.

(e)
For the avoidance of doubt, the Services shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders the Services to the Company or an Affiliate or a change in the entity for which the Participant renders the Services, provided that there is no interruption in the Services. For example, a change in the Participant’s status from an Employee to a Non-Employee Director or from a Non-Employee Director to an Employee, without any interruption in the Services, shall not constitute a termination of the Services.

4.
Change in Control. Notwithstanding anything herein to the contrary, in the event of a Change in Control, the Restricted Stock Unit Award shall have the treatment set forth in Section 10 of the Plan.

5.
Transfer Restrictions. Subject to any exceptions set forth in this Agreement or in Section 11.3 of the Plan, during the Restricted Period, the Restricted Stock Units and the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to such Restricted Stock Units shall immediately terminate without any payment or consideration therefor.

6.
Settlement; Deferrals.

(a)
Subject to Section 7 below, on the earliest practicable date (but no later than thirty (30) days) after the Vesting Date (as set forth in Section 2 above), the Company shall deliver to the Participant, or the Participant’s beneficiary, without charge, one Share for each such Restricted Stock Unit that has vested as of such Vesting Date (the “Settlement Date”).

(b)
If and to the extent permitted by the Committee, the Participant may elect, at such times and in accordance with the rules and procedures adopted by the Committee (which shall comply with Section 409A of the Code, as applicable), to receive all or any portion of the Participant’s compensation, whether payable in cash or in equity, on a deferred basis. Notwithstanding the foregoing, the Participant may elect, on a subsequent deferral election form adopted by the Company, to make a subsequent deferral of all or any portion of the Restricted Stock Units subject to the Restricted Stock Unit Award in a manner that complies with Section 409A of the Code (including, without limitation, Treasury Regulation Section 1.409A-2, as may be applicable). Further notwithstanding, the Committee may reject in writing, at a time and in a manner that does not violate Section 409A of the Code, any proposed subsequent deferral election prior to it becoming effective for any or no reason, and such election will become null and void without further action. Neither the Company nor any Affiliate, Committee, director, member or employee thereof or their respective affiliates shall have any liability with respect to any subsequent deferral election described herein or under Section 409A of the Code with respect to the Restricted Stock Units subject to the Restricted Stock Unit Award.

7.
Adjustments. Subject to Section 4 of this Agreement and Section 11.2 of the Plan, in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Restricted Stock Unit Award as the Committee deems equitable or appropriate to prevent dilution or enlargement of the rights of the Participants under the Plan, taking into consideration the accounting and tax consequences. Any adjustment under this Section 7 shall be made by the Committee, whose determination as to what adjustments shall be made, if any, and the extent thereof, will be final, binding and conclusive for all purposes.

8.
No Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to the Restricted Stock Unit Award. The Participant’s right to receive payment in settlement of any portion of the Restricted Stock Unit Award shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company. The Participant has only the status of a general unsecured creditor hereunder, and this Agreement constitutes only a promise by the Company to settle the value of the Restricted Stock Units that have vested in the manner set forth in Section 6 of this Agreement. In the event that Shares are issued to the Participant in settlement of the Restricted Stock Units underlying the Restricted Stock Unit Award, the Participant shall not have any rights as a stockholder with respect to such Shares prior to the date such Shares are recorded in book-entry form on the records of the Company’s transfer agent. Shares received upon settlement of Restricted Stock Units shall remain subject to the terms of the Plan and this Agreement. Notwithstanding the foregoing, on the Settlement Date, the Participant shall be entitled to receive an amount in cash equal to the dividends, if any, that would have become payable on or after the Vesting Date, but prior to the Settlement Date, with respect to the Shares issued on the Settlement Date. Notwithstanding anything to the contrary herein, so long as the Participant has not incurred a termination of Services prior to or on the record date declared for a cash dividend payable on Shares, the Participant shall be credited with Dividend Equivalents on any unvested or unsettled Restricted Stock Units in the form of cash when and to the extent that regular cash dividends are paid on Shares between the Grant Date and the date such Restricted Stock Units are settled. Such Dividend Equivalents shall be computed by multiplying the amount of the regular cash dividend declared and paid for each Share by the number of Restricted Stock Units held by the Participant on the record date of such regular cash dividend. Dividend Equivalents credited to the Participant with respect to any unvested or unsettled Restricted Stock Units shall be subject to the same vesting or forfeiture restrictions as the Shares underlying the Restricted Stock Units to which such Dividend Equivalents relate. For the avoidance of doubt, any such Dividend Equivalents will be deferred until, and shall only be paid contingent upon, the vesting of or lapse of forfeiture restrictions on the Restricted Stock Units. Any unpaid Dividend Equivalents attributable to Restricted Stock Units that are forfeited or cancelled will not be paid and will be immediately forfeited upon forfeiture or cancellation of the Restricted Stock Units.

9.
Tax Withholding. The Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements related to the Restricted Stock Units (and any Dividend Equivalents) and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (collectively, “Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility, and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units (and any Dividend Equivalents) or the subsequent sale of any Shares, and (b) does not commit to structure the Restricted Stock Units (and any Dividend Equivalents) to reduce or eliminate the Participant’s liability for Tax-Related Items.

10.
Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional Shares shall be issued upon settlement of the Restricted Stock Units subject to the Restricted Stock Unit Award, and the Company shall have no obligation to compensate the Participant in any way for such fractional Shares; provided that, to the extent that any fractional Shares are settled in respect of the Restricted Stock Units subject to the Restricted Stock Unit Award, such fractional Shares shall be settled in cash.

11.
Notices. Any notice required or permitted to be given hereunder to the Company shall be addressed as follows:

Perdoceo Education Corporation

Attn: Office of the General Counsel

1750 East Golf Road, Suite 350

Schaumburg, Illinois 60173

OfficeofGeneralCounsel@perdoceoed.com

Any notice required or permitted to be given hereunder to the Participant shall be addressed to the Participant at the latest address the Company has for the Participant in its records. Such notice shall be deemed to have been duly given if (a) delivered personally, (b) sent by certified, registered or express mail, postage prepaid, return receipt requested, or (c) delivered by a reputable overnight delivery service. Any such notice shall be deemed to have been received (i) if by personal delivery, on the day after such delivery, (ii) if by certified or registered mail, on the fifth business day after the mailing thereof, or (iii) if delivered by express mail or overnight delivery service, on the day delivered. Notwithstanding the foregoing, any notice required or permitted hereunder from the

Company to the Participant (or vice-versa) may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Participant (or the Company-maintained electronic mailbox for the Company’s Office of General Counsel, which electronic mailbox address is set forth above), and the Participant and the Company hereby consent to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Participant and the Company shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

12.
No Right to Continue the Services. This Agreement shall not confer upon the Participant any right with respect to continuance of the Services nor shall it alter the Participant’s at-will employment status, if applicable, or interfere in any way with the right of the Company or an Affiliate to terminate the Services at any time.

13.
Compliance with Applicable Laws and Regulations. Notwithstanding anything herein to the contrary, the Company shall have no obligation to record the Shares in book-entry form on the records of the Company’s transfer agent unless and until the Company has been advised by its counsel that such issuance and the related book-entry registration comply with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which the Shares are traded. The Company may require, as a condition of such issuance and the related book-entry registration and to ensure compliance with such laws, regulations and requirements, that the Participant make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable. The Participant understands that the Company shall have no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

14.
Cooperation. In the event of any pending or threatened investigation, proceeding, lawsuit, claim or legal action against or involving the Company, the Participant acknowledges and agrees to cooperate to the fullest extent possible in the investigation, preparation, prosecution, or defense of the Company’s case, including, but not limited to, the execution of affidavits or documents, providing information requested by the Company or the Company’s counsel, and meeting with Company representatives or the Company’s counsel. Nothing in this paragraph shall be construed as suggesting or implying that the Participant should testify in any way other than truthfully or provide anything other than accurate, truthful information.

15.
No Impact on Other Benefits. The value of the Restricted Stock Units is not part of the Participant’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar benefit.

16.
No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.

17.
Amendment. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by both parties.

18.
Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

19.
Governing Law. This Agreement shall be construed according to the laws of the State of Delaware, and all provisions hereof shall be administered according to, and its validity shall be determined under, the laws of such State, except where preempted by federal laws.

20.
Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

21.
Counterparts; Electronic Delivery. This Agreement may be signed (including by electronic signature methods) in two (2) counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument. The Company may, in its sole discretion, decide to deliver any document related to current or future participation in the Plan by electronic means. The Participant agrees and acknowledges that the use of electronic media (including, without limitation, an electronic signature or a clickthrough button or checkbox on a website of the Company or a third-party administrator designated by the Company) to indicate the Participant’s confirmation, consent, signature, agreement and delivery of this Agreement and the Restricted Stock Unit Award is legally valid and has the same legal force and effect as if the Participant and the Company signed and executed this Agreement in paper form. The same use of electronic media may be used for any amendment or waiver of this Agreement.

22.
Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

23.
Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

24.
Plan. The terms and conditions of the Plan (including the forfeiture events under Section 12.5 of the Plan) are incorporated in this Agreement by reference. In the event of a conflict or inconsistency between the terms and conditions of the Plan and the terms and conditions of this Agreement, the Plan shall govern and control.

25.
Section 409A of the Code.

(a)
It is intended that the Restricted Stock Unit Award be exempt from or compliant with Section 409A of the Code, and this Agreement shall be interpreted, construed, and operated to reflect such intent. Notwithstanding any other provision of the Plan or this Agreement, if at any time the Committee determines that the Restricted Stock Unit Award (or any portion thereof) may be subject to Section 409A of the Code, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other Person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other action, as the Committee determines is necessary or appropriate either for the Restricted Stock Unit Award to be exempt from the application of Section 409A of the Code or to comply with the requirements of Section 409A of the Code.

(b)
Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

(c)
A termination of the Services shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts subject to Section 409A of the Code upon or following a termination of the Services unless such termination is also a “separation from service” within the meaning of Section 409A of the Code, and for purposes of any such provision of this Agreement, references to “termination,” “terminate” or like terms shall mean a separation from service.

(d)
If the Participant is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the Restricted Stock Units upon the Participant’s separation from service, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of (a) the date that is six (6) months following the Participant’s separation from service and (b) the Participant’s death.

26.
Entire Agreement. This Agreement and the Plan constitute the entire understanding between the Participant and the Company regarding the Restricted Stock Unit Award. This Agreement and the Plan supersede any prior agreements, commitments, or negotiations concerning the Restricted Stock Unit Award.

27.
Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement (such delivery may be electronic). The Participant has read and understands the terms and provisions thereof and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units (and any Dividend Equivalents) or the disposition of the underlying Shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

28.
Condition to Return Signed Agreement. This Agreement will be null and void unless the Participant indicates the Participant’s acceptance of the Restricted Stock Units provided for hereunder by signing, dating and returning this Agreement to the Company on or before [DATE].

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and the Participant has executed this Agreement both as of the day and year first above written.

PERDOCEO EDUCATION CORPORATION
By:_____________________
Name: [___________]
Title: [___________]

ACCEPTANCE (OR REJECTION) OF AWARD BY PARTICIPANT

The undersigned, the Participant, hereby: (select one of the options below)

____ ACCEPTS the award of the Restricted Stock Units as set forth in this Agreement and agrees to be bound by the terms and conditions of this Agreement and the Plan.

_____ REJECTS the award of the Restricted Stock Units contemplated by this Agreement and forfeits all rights relating thereto. Please note that a rejection of this Award has no impact on any other Awards that you may have previously received, including any restrictive covenants to which you are subject pursuant to the agreement(s) governing such Awards.

Date: _____________________ _________________________________

(Signature of Participant)

Print Name: ______________________

Please sign and return a fully executed .pdf of this Restricted Stock Unit Award Agreement by [DATE] to [NAME] at PEC corporate via DocuSign electronic signature. Failure to do so will result in forfeiture of the Award. Please retain a copy of this signed Restricted Stock Unit Award Agreement for your records.